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                                                                   EXHIBIT 23(f)


                     [Letterhead of CIBC Oppenheimer Corp.]

                        CONSENT OF CIBC OPPENHEIMER CORP.

         CIBC Oppenheimer Corp. hereby consents to the use of its name in the registration statement on Form S-3 (the "Registration Statement") filed by Fountain Oil Incorporated ("Fountain") in connection with the proposed transaction between Fountain and CanArgo Energy Inc., as described in Part I of the Registration Statement.

                                           /s/  CIBC Oppenheimer Corp.
                                                -------------------------
                                                CIBC Oppenheimer Corp.
June 5, 1998